UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2008
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

111 N. Sepulveda Blvd., Suite 250
Manhattan Beach, CA	90266
(Address of principal executive offices)	(Zip Code)

(310) 937-1511
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Current Report constitute "forward-looking statements.” These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under the heading “Risk Factors” and elsewhere in this Current Report. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our Annual Reports on Form 10-KSB or Form 10-K, our Quarterly Reports on Form 10-QSB or Form 10-Q and our Current Reports on Form 8-K.

As used in this Current Report on Form 8-K, the terms "we,” "us,” "our,” “Doral Energy” and the “Company” mean Doral Energy Corp. unless otherwise indicated. All dollar amounts in this Current Report are in U.S. dollars unless otherwise stated.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 29, 2008, we entered into a Senior First Lien Secured Credit Agreement (the “Credit Agreement”) with Macquarie Bank Limited (“Macquarie”). As a result of our entry into the Credit Agreement and aggregate advancements of $5,300,000 to us by Macquarie, we were able to complete our acquisition of the Eddy County Properties. The disclosure under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 29, 2008, we completed the acquisition of a working interest in 66 producing oil fields and 186 wells in and around Eddy County, New Mexico (the “Eddy County Properties”). The acquisition of the Eddy County Properties was completed pursuant to the terms of the Purchase and Sale Agreement dated April 25, 2008, as amended on July 17, 2008, (the “Hanson Energy Agreement”) between J. Warren Hanson, an individual doing business as Hanson Energy, and his wife, Kathie Hanson, and the Company.

Under the terms of the Hanson Energy Agreement, Hanson Energy transferred to us all of its right, title and interest in and to the Eddy County Properties, together with all of Hanson Energy’s right, title and interest in and to the lands, wells and hydrocarbons associated with the Eddy County Properties, excluding an overriding royalty interest of 2.5% on 4 of the 66 properties acquired that were previously registered in favor of Hanson Energy, and to the oil and gas sales contracts related thereto (collectively, the “Assets”). As consideration for the Assets, we paid to Hanson Energy the following consideration (collectively, the “Purchase Price”):

(a)	Upon execution of the Hanson Energy Agreement, a deposit (the “Deposit”) of $100,000 in cash plus and 500,000 shares of our common stock;

(b)	Upon execution of the Amendment Agreement to the Hanson Energy Agreement dated July 17, 2008, an amount of $150,000 in cash, paid as an increase to the Deposit amount; and

(c)

Upon closing, $4,750,000 in cash and 6,500,000 shares of our common stock, and an overriding royalty interest of 2.5% of 8/8 on the oil and gas produced from the Assets. The cash portion of the Purchase Price is subject to adjustment pursuant to the terms of the Hanson Energy Agreement.

As a result of our acquisition of the Eddy County Properties, we have now changed our business focus to the acquisition, exploration, operation and development of oil and gas projects. In addition, our acquisition of the Eddy County Properties has the effect of causing us to cease being a “shell company.” Accordingly, we have included in this Current Report on Form 8-K, the information that would be required if we were filing a general form for registration of securities on Form 10 as a smaller reporting company.

FORM 10 INFORMATION

BUSINESS

Overview

We were incorporated on October 25, 2005 under the laws of the State of Nevada under the name “Language Enterprises Corp.” On January 7, 2008, we completed a 25-for-1 forward stock split of our common stock. As a result of the stock split, our authorized capital increased from 100,000,000 shares of common stock, with a par value of $0.001 per share, to 2,500,000,000 shares of common stock, with a par value of $0.001 per share.

Until recently, we had operated a translation brokerage business, acting as an intermediary between clients and independent, professional translators located throughout the world with whom we are associated. As a consequence of our acquisition of the Eddy County Properties, we will no longer pursue our plan of operation respecting our former translation brokerage business.

As a result of our acquisition of the Eddy County Properties, our business focus has now changed to that of a company engaged in the acquisition, operation, exploration and development of oil and gas properties and prospects. Our plan is to acquire producing properties with strong proven reserves and considerable undrilled inventory that can be explored and developed with reasonable levels of forward risk. We anticipate financing these acquisitions with a combination of cash and shares of our common stock.

On April 28, 2008, we changed our name from “Language Enterprises Corp.” to “Doral Energy Corp.” To effect the name change, we incorporated a wholly-owned subsidiary, Doral Energy Corp. (“SubCo”) and completed a merger of Subco with and into us, with the Company continuing as the surviving entity. As a result of the name change, our symbol on the OTC Bulletin Board was changed from “LNGE” to “DENG” effective April 30, 2008. We changed our name to reflect our new business focus.

Eddy County Properties

On July 29, 2008, we acquired a working interest in 66 producing oil fields and approximately 186 wells (the “Eddy County Properties”) in and around Eddy County, New Mexico. The details of our acquisition of the Eddy County Properties are set out above under the heading “Item 2.01. Completion of Acquisition of Disposition of Assets.” The Eddy County Properties consist of approximately 7,800 acres and are located along the Artesia-Vacuum Trend near the north-western edge of the Permian Basin. As a result of our acquisition of the Eddy County Properties, we now hold a 100% working interest and an average of a 74.7% net revenue interest in 55 of the 66 leases. In addition, we hold an average of an 84.4% working interest and an average of a 67.1% net revenue interest in the remaining 11 leases. Our leasehold rights vary between leases, but they generally extend from the surface to approximately 3,500 feet in depth.

As part of the process of acquiring the Eddy County Properties, we have successfully applied for and received status as a licensed oil and gas operator in the state of New Mexico. This licensing is required for us to operate the Eddy County Properties. In conjunction with operating the Eddy County Properties, we have also successfully obtained bonding for our operations on State of New Mexico leases, Federal BLM leases, and private lands, all of which are included in the Eddy County Properties. We obtained the required bonding from U.S. Specialty Insurance Company of Houston, Texas. The bonding has an approximate value of $125,000.

In order to facilitate our transition as operator of the Eddy County Properties, we have engaged Delta P Services of Midland, Texas to provide supervision of field operations and engineering assistance as needed. Delta P Services has extensive engineering and operating experience in the Eddy County Properties area over the past 20 years. We anticipate that Delta P Services will assist us in evaluating our production operations on the Eddy County Properties. Delta P Services will also be responsible for receiving and coordinating production data from the field personnel on a daily basis and transmitting the production data to our Midland offices daily for accurate field surveillance and reporting.

Prior to our acquisition of the Eddy County Properties, we did not own any oil and gas properties. As such, the information contained under the headings “Oil and Natural Gas Reserves”, “Production”, “Productive Wells” and “Developed and Undeveloped Acres” reflect Hanson Energy’s activities on the Eddy County Properties prior to our acquisition.

Oil and Natural Gas Reserves

As at February 29, 2008, the estimated proved oil and gas reserves of the Eddy County Properties is summarized below:

	Oil	Natural Gas
	(Mbbl)	(MMcf)
Eddy County Properties as at February 29, 2008	4,794.0	3,242.1

Production

The following table describes, for the twelve month periods ended February 29, 2008 and February 28, 2007, the net sales of oil and gas, average sales prices received and average production costs associated with the sale of oil and gas on the Eddy County Properties.

	February 29, 2008		February 28, 2007
	Oil	Gas	Oil	Gas
Net Sales of Oil and Gas	40,296 (Bbl)	8,236 (Mcf)	37,202 (Bbl)	8,318 (Mcf)
Average Sales Price	$81.75	$6.63	$55.82	$4.96
Average Production Cost	$16.46		$12.88

Productive Wells

The following table indicates the number of productive wells located on the Eddy County Properties as of February 29, 2008.

	Gross	Net
Oil	143	139.198
Gas	18	18.000
Total	161	157.198

Developed and Undeveloped Acreage

The following table sets forth the approximate developed acreage and undeveloped acreage of the Eddy County Properties as of February 29, 2008:

	Developed Acreage(1)		Undeveloped Acreage(2)
	Gross(3)	Net(4)	Gross(3)	Net(4)

New Mexico	7,444.00	7,228.80	427.74	415.62

(1)	Developed acreage consists of acres spaced or assignable to productive wells.

(2)

Undeveloped acreage is considered to be those leased acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves.

(3)	Gross acres refers to the number of acres in which we own a working interest.
(4)	Net acres represents the number of acres attributable to an owner’s proportionate working interest and/or royalty interest in the lease.

Drilling

Our drilling program has not yet been initiated and we have drilled no exploratory or development wells. We are expecting to commence our drilling program in the fall of 2008.

Present Activities

As of the date hereof, we do not have any wells in the process of drilling, or any other field operations in progress of material significance.

Delivery Commitments

We are not obligated under the terms of any existing contract or agreement to provide a fixed and determinable quantity of oil and gas in the future.

Macquarie Credit Facility

On July 29, 2008, we entered into a Senior First Lien Secured Credit Agreement (the “Credit Agreement”) with Macquarie Bank Limited (“Macquarie”). Under the terms of the Credit Agreement, Macquarie has agreed to provide us with: (i) a maximum of $25,000,000 under a revolving loan (the “Revolving Loan”); and (ii) a maximum of $25,000,000 under a term loan (the “Term Loan”). Upon closing of the Credit Agreement, Macquarie advanced us $2,500,000 of the Revolving Loan and $2,800,000 of the Term Loan. These advances are subject to an upfront advance fee of 1.00% of the total amount advanced. The advances were used to fund our acquisition of the Eddy County Properties and for working capital purposes. Future advances are subject to the approval of Macquarie. As part of the approval process, we will be required to submit to Macquarie an estimate of expenses for work to be performed on our properties.

The details of the Credit Agreement are set out under the heading “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”

Diamond Springs Prospect

On April 10, 2008, we entered into an agreement (the “Diamond Springs Letter Agreement”) with G2 Petroleum, LLC (“G2”) to purchase an interest in an oil and gas prospect covering approximately 3,300 acres located in Fremont County, Wyoming, known as the Diamond Springs Prospect. Under the terms of the Diamond Springs Letter Agreement, the closing of the transactions was to occur on June 9, 2008. As we were unable to complete the closing of the transactions by June 9, 2008, we are now in default of the Diamond Springs Letter Agreement. However, we are continuing to work with G2, and still hope to complete the acquisition of our interest in the Diamond Springs Prospect sometime in the summer of 2008.

Under the terms of the Diamond Springs Letter Agreement, we agreed to purchase a 5% working interest, being a 3.75% net revenue interest, in the Diamond Springs Prospect in exchange for 250,000 shares of our common stock, to be issued upon closing. If we are able to complete the acquisition of the Diamond Springs Prospect, of which there are no assurances, we will earn a 100% working interest, being a 75% net revenue interest, in an exploratory well to be drilled on the Diamond Springs Prospect, and the surrounding spacing unit, by paying for 100% of the costs of drilling and completing that well. Under the terms of the Diamond Springs Letter Agreement, we are required to provide G2 with $50,000 upon closing, to be applied towards the cost of drilling the well. We will then be required to provide G2 with an additional $300,000 within 45 days after closing. The payment of additional drilling costs will be subject to approval by us. Closing of the transactions contemplated in the Diamond Springs Letter Agreement is expected to occur within 60 days after the date the agreement was signed, but is conditional upon the respective parties completing their due diligence reviews to their reasonable satisfaction. The spud-date for the proposed exploratory well is expected to be in the summer of 2008.

If the exploratory well is completed and becomes a productive well, of which there is no assurance, we will have the right to increase our total interest in the entire Diamond Spring Prospect to a 50% working interest, being a 37.5% net revenue interest, at a price of $100,000 for each additional 1% working interest, payable in cash or stock.

Competitors

The oil and gas industry is highly competitive. Competition is particularly intense with respect to the acquisition of desirable producing properties, the acquisition of oil and gas prospects suitable for enhanced production efforts, and the hiring of experienced personnel. Our competitors in oil and gas acquisition, development, and production include the major oil companies in addition to numerous independent oil and gas companies, individual proprietors and drilling programs. Many of these competitors possess and employ financial and personnel resources substantially greater than those which are available to us and may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can. Our financial and personnel resources to generate reserves in the future will be dependent on our ability to select and acquire suitable producing properties and prospects in competition with these companies.

Government and Environmental Regulation

The oil and gas industry is subject to heavy regulation at the federal, state and local levels. These regulations include regulations:

  requiring permits for the drilling of wells,
  requiring the posting of bonds for drilling and/or operating wells, governing the location of wells,
  governing the methods used to drill wells,
  governing surface area usage and the restoration of the land upon which wells are drilled, governing the plugging and abandoning of wells and the disposal of waste materials used in or generated in drilling operations, and setting certain environmental conservation restrictions.

The cost of complying with these regulations is high and these regulations can have the effect of limiting our ability to engage in oil and gas exploration activities and when or where those activities take place. Some of these laws and regulations, including the federal Comprehensive Environmental Response, Compensation and Liability Act (also known as CERCLA or the “Superfund” law), may impose strict liability for environmental damage caused by hazardous wastes released during oil and gas exploration and production activities. As a result, we could become liable for the costs of environmental cleanups, environmental damages and, in some cases, consequential damages, regardless of whether or not there was any negligence or fault on our part. In some cases, regulations may also require oil and gas production levels to be kept at a level that is lower than what would be economically optimal. In other cases, we may be completely prohibited from drilling exploratory or production wells in certain environmentally sensitive areas even if we believe that there are economically viable oil and gas deposits in those areas. If we violate any of these environmental laws or regulations, we could become subject to heavy fines or sanctions and/or be required to incur significant costs for environmental clean up and remediation. In addition, neighboring landowners and other third parties could file claims for personal injury claims or for damage to property or natural resources caused by oil and gas exploration activities.

We believe that we are currently in substantial compliance with all applicable environmental laws and regulations. To date, we have not been required to expend substantial amounts of money in complying with these laws and regulations and we anticipate that the costs associated with future compliance will not have a materially adverse effect on our financial position. However, the laws and regulations governing the oil and gas industry are subject to constant change as environmental issues relating this industry remain highly politicized. Proposals and proceedings affecting oil and gas exploration activities are periodically presented to Congress and federal regulatory bodies as well as to state legislative and regulatory bodies. We cannot predict when or whether such proposals may become effective. There is no assurance that the future regulatory environment for oil and gas activities will be consistent with the current regulatory environment. We will need to constantly monitor developments in environmental and other laws and regulations applicable to oil and gas activities in order to ensure compliance. There is no assurance that we will be able to meet the costs associated with regulatory compliance in the future.

Employees

Other than our sole executive officer and director, we have no full-time or part-time employees.

RISK FACTORS

The following are some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in our forward-looking statements. We may encounter risks in addition to those described below. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, financial condition or results of operation.

We have an operating deficit and have incurred losses since inception.

To date, our operations have not been profitable. Our inability to achieve profitability is directly related to our historical inability to earn significant revenues. We may never be able to achieve profitability.

Our future performance depends upon our ability to obtain capital to find or acquire additional oil and natural gas reserves that are economically recoverable.

Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and natural gas production and lower revenues and cash flows from operations. The business of exploring for, developing or acquiring reserves is capital intensive. Our ability to make the necessary capital investment to maintain or expand our oil and natural gas reserves is limited by our relatively small size. Further, we may commence drilling operations on our Eddy County Properties in an effort to increase production, which would require more capital than we have available from cash flow from operations or our revolving bank credit facility. In such case, we would be required to seek additional sources of financing or limit our participation in the additional drilling. In addition, our drilling activities are subject to numerous risks, including the risk that no commercially productive oil or gas reserves will be encountered

The successful implementation of our business plan is subject to risks inherent in the oil and gas business, which if not adequately managed could result in additional losses.

Our oil and gas operations will be subject to the economic risks typically associated with exploration and development activities, including the necessity of making significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the availability of drilling rigs and the cost and timing of drilling, completing and, if warranted, operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and, if warranted, production activities to be unsuccessful. This could result in a total loss of our investment in a particular well. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

In addition, the availability of a ready market for our oil and gas production depends on a number of factors, including the demand for and supply of oil and gas and the proximity of reserves to pipelines and other facilities. Our ability to market such production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities, in most cases owned and operated by third parties. A failure to obtain such services on acceptable terms could materially harm our proposed oil and gas business. We may be required to shut in wells for lack of a market or because of inadequacy or unavailability of pipelines or gathering system capacity. If that occurs, we would be unable to realize revenue from those wells until arrangements are made to deliver such production to market.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas properties, the failure of which could result in under use of capital and losses.

The future performance of our oil and gas business will depend upon an ability to identify, acquire and develop oil and gas reserves that are economically recoverable. Success will depend upon the ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and the ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. There are no assurances oil and gas reserves will be identified or acquired on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploration and development activities will result in the discovery of any reserves. Operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as lack of availability of rigs and other equipment, title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and or work interruptions. In addition, the costs of exploration and development may materially exceed our initial estimates.

The oil and gas exploration and production industry historically is a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include, but are not limited to:

(a)	weather conditions in the United States and elsewhere;
(b)	economic conditions, including demand for petroleum-based products, in the United States and elsewhere;
(c)	actions by OPEC, the Organization of Petroleum Exporting Countries;
(d)	political instability in the Middle East and other major oil and gas producing regions;
(e)	governmental regulations, both domestic and foreign;
(f)	domestic and foreign tax policy;
(g)	the pace adopted by foreign governments for the exploration, development, and production of their national reserves;
(h)	the price of foreign imports of oil and gas;
(i)	the cost of exploring for, producing and delivering oil and gas; the discovery rate of new oil and gas reserves;
(j)	the rate of decline of existing and new oil and gas reserves;
(k)	available pipeline and other oil and gas transportation capacity;
(l)	the ability of oil and gas companies to raise capital;
(m)	the overall supply and demand for oil and gas; and
(n)	the availability of alternate fuel sources.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment. We do not currently engage in any hedging program to mitigate our exposure to fluctuations in oil and gas prices. Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. Commodity prices are expected to continue to fluctuate significantly in the future.

We may encounter difficulty in obtaining equipment and services.

Higher oil and natural gas prices and increased oil and natural gas drilling activity generally stimulate increased demand and result in increased prices and unavailability for drilling rigs, crews, associated supplies, equipment and services. While we have recently been successful in acquiring or contracting for services, we could experience difficulty obtaining drilling rigs, crews, associated supplies, equipment and services in the future. These shortages could also result in increased costs or delays in timing of anticipated development or cause interests in oil and natural gas leases to lapse. We cannot be certain that we will be able to implement our drilling plans or at costs that will be as estimated or acceptable to us.

Our ability to produce oil and gas from our oil and gas assets may be adversely affected by a number of factors outside of our control.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of oil and gas that may be acquired or discovered may be influenced by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas, gathering systems, pipelines and processing equipment, market fluctuations in oil and gas prices, taxes, royalties, land tenure, allowable production and environmental protection.

If we are unable to maintain our working interests in leases, our business will be adversely affected.

Our oil and gas assets are held under oil and gas leases. A failure to meet the specific requirements of each lease may cause that lease to terminate or expire. There are no assurances the obligations required to maintain those leases will be met.

As of April 30, 2008, we had a working capital surplus and there are no assurances that we will be able to meet the rental obligations under federal, state and private oil and gas leases. If we are unable to make rental payments and satisfy any other conditions on a timely basis, we may lose our rights in the properties that we may acquire.

Title deficiencies could render our leases worthless.

The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business. In acquiring oil and gas leases or undivided interests in oil and gas leases we may forgo the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we may rely upon the judgment of oil and gas landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease specific oil or gas interest. This is customary practice in the oil and gas industry. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies could render the lease worthless.

If we fail to maintain adequate insurance, our business could be materially and adversely affected.

Our oil and gas operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations. Any prospective drilling contractor or operator which we hire will be required to maintain insurance of various types to cover its operations with policy limits and retention liability customary in the industry. Therefore, we do not plan to acquire our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

Complying with environmental and other government regulations could be costly and could negatively impact prospective production.

The oil and gas business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. Such laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling and restrict the substances that can be released into the environment with drilling and production activities. Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. Prior to commencement of drilling operations, we may secure limited insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur, resulting in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

The oil and gas industry is highly competitive, and we may not have sufficient resources to compete effectively.

The oil and gas industry is highly competitive. We will be competing with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than it does, as well as companies in other industries supplying energy, fuel and other needs to consumers. Larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Competitors may be able to pay more for oil and gas leases and properties and may be able to define, evaluate, bid for and purchase a greater number of leases and properties than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire oil and gas properties will depend upon its ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

The loss of our key persons, or our failure to attract and retain additional personnel could adversely affect our business.

Our success depends largely upon the efforts, abilities, and decision-making of Dr. Paul C. Kirkitelos, our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer. The loss of this individual would have an adverse effect on our business prospects. We do not currently maintain "key-man" life insurance and there is no contract in place assuring the services of Dr. Kirkitelos for any length of time. In the event that we should lose our sole officer and we are unable to find a suitable replacement, we may not be able to develop our business, in which case investors might lose all of their investment.

One stockholder owns a majority of our common stock and may act, or prevent certain types of corporate actions, to the detriment of other stockholders.

Dr. Paul C. Kirkitelos owns 46,800,000 common shares, which is approximately 43.7% of our issued and outstanding common stock. Accordingly, he may exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

If we issue additional shares of common stock in the future this may result in dilution to our existing stockholders.

Our articles of incorporation authorize the issuance of 2,500,000,000 shares of common stock. Our board of directors has the authority to issue additional shares of common stock up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders.

We have never paid dividends and do not intend to pay any in the foreseeable future, which may delay or prevent recovery of your investment.

We have never paid any cash dividends and currently do not intend to pay any dividends in the foreseeable future. If we do not pay dividends, this may delay or prevent recovery of your investment. To the extent that we require additional funding currently not provided for in our financing plan, it is possible that our funding sources might prohibit the payment of dividends.

The trading price of our common stock may be volatile, with the result that an investor may not be able to sell any shares acquired at a price equal to or greater than the price paid by the investor.

Our common shares are quoted on the OTC Bulletin Board under the symbol "DENG.” Companies quoted on the OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations. In addition, our stock price may be adversely affected by factors that are unrelated or disproportionate to our operating performance. Market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. In addition, to date, there has been no trading volume for our shares on the OTC Bulletin Board. As a result of this potential volatility and potential lack of a trading market, an investor may not be able to sell any of our common stock that they acquire that a price equal or greater than the price paid by the investor.

Because our stock is a penny stock, stockholders will be more limited in their ability to sell their stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system.

Because our securities constitute "penny stocks" within the meaning of the rules, the rules apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them. As long as the trading price of our common stock is less than $5.00 per share, the common stock will be subject to rule 15g-9 under the Securities Exchange Act of 1934 (the “Exchange Act”). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

1.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities laws;

3.	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
4.	contains a toll-free telephone number for inquiries on disciplinary actions;
5.	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
6.	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

PLAN OF OPERATION

We are an early stage company engaged in the acquisition, development and operation of prospective and producing oil and gas properties, interests in oil and gas joint ventures, and other activities in the oil and gas industry. Our goal is to focus on the acquisition of producing properties with strong proven reserves and considerable undrilled inventory that can be explored and developed with reasonable levels of forward risk. Our strategy involves finding acquisitions that can be paid for with a combination of cash and shares of our common stock, with an emphasis toward minimizing the cash outlay. The Permian Basin of Texas and New Mexico is a geographic area of particular interest to us in seeking future acquisitions, due both to the successful history of the region in oil and gas production, and to the fact that our operations office in Midland, Texas.

Our initial work program will be focused on increasing production from existing wells on the Eddy County Properties. We anticipate that this work program will include inspection and evaluation of existing wells, pumping units, and production facilities to insure proper operational integrity; testing of all wells to ascertain accurate daily oil, gas, and water production rates; performing mechanical repair job workovers to restore any wells to production that are found to be off-production; carrying out well repair and clean-out workovers which will include well chemical treatments and/or acid stimulations to restore wells to higher prior production rates; and implementing improvements in downhole pump designs and production facility equipment and piping to increase operational efficiencies. We plan to carry out this work program within the first few months of our acquisition of the Eddy County Properties in an effort to maximize near-term oil and gas production prior to commencing our drilling program, as described below. We anticipate that this work program will be funded through revenues generated from our Eddy County Properties and subsequent advances from Macquarie under the Credit Agreement. Future advances are subject to approval of Macquarie. As part of the approval process, we will be required to submit to Macquarie an estimate of expenses for work to be performed on our property.

In addition to increasing production through improvement of existing wells, we also plan to create additional value by implementing an infill development drilling program on the Eddy County Properties. The current producing wells have been drilled on 40 acre well spacing. By carrying out an infill development drilling program to redevelop the leases on 20 acre well spacing, we anticipate that this will increase production from the Eddy County Properties. Offset operators in this area over the past 20 to 30 years have successfully performed infill drilling programs such as this with very good success, accessing and developing oil and gas reserves that would not have been produced otherwise by the wells drilled on 40 acre spacing patterns. We have identified over 250 potential 20 acre infill locations on the Eddy County Properties, and 166 of these locations have been classified as proved undeveloped locations in our current in-house reserves. The infill development drilling program will be started as soon as practical, but some potential delays may be encountered due to the availability of casing and tubing, the availability of suitable drilling rigs, and the availability of frac stimulation equipment and services. We anticipate that our infill development drilling program will be carried out by us over the next several years.

Under the terms of the Credit Agreement, we are required to submit to Macquarie a Development Plan. Our engineers and geologists in conjunction with Macquarie Bank’s engineers and geologists, to plan the first six to nine months of development drilling on the Eddy County Properties. The selection and timing of individual wells to be drilled under the Development Plan will be made based on: (i) new geological structure and net pay maps of the pay zones being prepared; (ii) the quality of current producing wells on the lease including both cumulative production to-date and estimated ultimate recovery from target reservoirs; (iii) the presence of previously undeveloped and un-produced intervals in target pay zones present on the lease; (iv) volumetric reserve calculations where appropriate; (v) the status of lease production facilities and capacities; and (vi) access to gas sales markets for casinghead gas production. We anticipate that we will complete the Development Plan during the implementation of our initial work program to raise the production from current producing wells.

In carrying out our plan of operation, we anticipate that our operating expenses for the next twelve months will be as follows:

Budget During the Next Twelve Months
Expenses	Amount
Drilling and Development	$3,850,000
Lease Operating Expenses & Taxes	$1,460,000
Salaries	$1,069,000
Professional Fees (Legal, Accounting, Technical)	$732,000
Other General & Administrative Expenses	$755,000
Interest Expense	$511,000
Total	$8,376,000

As of April 30, 2008, we had cash on hand of $560,502. Based on our current estimated revenues from the Eddy County Properties, we will need to acquire additional financing through the sale of our common stock or obtain additional advancements on our credit facility with Macquarie in order to complete our plan of operation. See “Liquidity and Capital Resources,” below.

RESULTS OF OPERATION

Except as discussed below, a discussion of our past financial results does not reflect our current operations as a result of our acquisition of the Eddy County Properties. The following discussion of our results of operation reflects our pro formal financial statements for the year ended July 31, 2007 and April 30, 2008.

Revenues

Oil and gas sales revenue from the Eddy County Properties was $1,561,660, during the year ended July 31, 2007, and $1,666,242, during the nine months ended April 30, 2008. We can provide no assurance that we will be able generate similar revenues in the future. Our ability to generate revenues will be subject to the price of oil and gas.

Operating Expenses

Our lease operating costs were $520,204, during the year ended July 31, 2007, and $455,371, during the nine months ended April 30, 2008.

Our general and administrative expenses were $1,500,000, during the year ended July 31, 2007, and $1,125,000, during the nine months ended April 30, 2008. General and administrative expenses primarily relate to amounts accrued for professional services, general office and overhead expenses, filing fees and payroll expenses and management services.

General office and overhead expenses primarily relate to costs associated with the development of a website.

Filing fees consisted of legal fees in connection with meeting our reporting requirements under the Exchange Act.

Payroll and consulting compensation expenses relate to amounts paid to our sole executive officer and director and to certain consultants. We have entered into a verbal agreement with our sole executive officer whereby we have agreed to pay him $15,000 per month for his services. As a result of our acquisition of the Eddy County Properties, we anticipate that our payroll and consulting compensation expenses will increase substantially as we engage certain consultants to conduct work on our Eddy County Properties.

LIQUIDITY AND CAPITAL RESOURCES

As at April 30, 2008, we had cash on hand of $560,502 and a working capital surplus of $496,797. As a result of our acquisition of the Eddy County Properties, one of our primary sources of liquidity is cash flow from our operations of the Eddy County Properties. As of the date of this Current Report on Form 8-K, our primary source of financing has been in the form of long term loans.

On March 7, 2008, we entered into a loan agreement with Little Bay Consulting SA (“Little Bay”) pursuant to which Little Bay agreed to loan us $220,000 at a rate of 5% per annum. The loan from Little Bay is unsecured and repayable by July 1, 2010.

Subsequent to our nine months ended April 30, 2008, we entered into the following loan agreements:

(a)

loan agreements with Green Shoe Investments Ltd. (“Green Shoe”), dated as of May 9, 2008 and May 23, 2008, for an aggregate principal sum of $250,000. Under the terms of the loan agreements, we agreed to pay interest to Green Shoe at a rate of 5% per annum, and to repay the loans on or before July 1, 2010;

(b)

a loan agreement with Little Bay, dated as of July 18, 2008, for the principal sum of $100,000. Under the terms of the loan agreement, we agreed to pay interest to Little Bay at a rate of 5% per annum, and to repay the loan on or before July 18, 2010; and

(c)

a loan agreement with Green Shoe, dated as of July 18, 2008, for the principal sum of $50,000. Under the terms of the loan agreement, we agreed to pay interest to Green Shoe at a rate of 5% per annum, and to repay the loan on or before July 18, 2010.

On July 29, 2008, we entered into a Senior First Lien Secured Credit Agreement (the “Credit Agreement”) with Macquarie Bank Limited (“Macquarie”). Under the terms of the Credit Agreement, Macquarie has agreed to provide us with: (i) a maximum of $25,000,000 under a revolving loan (the “Revolving Loan”); and (ii) a maximum of $25,000,000 under a term loan (the “Term Loan”). Upon closing of the Credit Agreement, Macquarie advanced us $2,500,000 of the Revolving Loan and $2,800,000 of the Term Loan. These advances are subject to an upfront advance fee of 1.00% of the total amount advanced. The advances were used to fund our acquisition of the Eddy County Properties and for working capital purposes. Future advances are subject to the approval of Macquarie and we are required to submit to Macquarie an estimate of expenses for work to be performed on our properties.

As a result of our entry into the Credit Agreement, Little Bay and Green Shoe entered into subordination agreements with Macquarie and Doral. Accordingly, the loans provided by Little Bay and Green Shoe will be subordinate to loans advanced to us by Macquarie.

In order to obtain additional financing in the future, we anticipate relying upon sales of our common stock and, subject to Macquarie’s approval, advances from Macquarie under the Credit Agreement. However, there is no assurance that we will be able to obtain additional financing from either of these, or any other sources, in the future. If we sell additional shares of our common stock, existing stockholders will experience a dilution of their proportionate interests in our Company.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles (”GAAP”) in the United States has required our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. Our significant accounting policies are disclosed in the notes to the audited financial statements for the fiscal year ended July 31, 2007 included in our Annual Report on Form 10-KSB filed with the SEC on October 30, 2007.

PROPERTIES

Our principal office is at 111 N. Sepulveda Blvd., Suite 250, Manhattan Beach, CA 90266, consisting of approximately 250 square feet, which we rent at a cost of $1,105 per month. We also have an operations office located at 3000 N. Garfield, Suite 210, Midland, TX 79705, consisting of approximately 1,100 square feet, which we rent at a cost of $1,005 per month.

A description of our Eddy County Properties is set forth above under the heading “Description of Business.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 31, 2008 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Paul C. Kirkitelos President, Secretary and Treasurer	46,800,000 (direct)	43.7%
Common Stock	All Officers and Directors as a Group (1 person)	46,800,000	43.7%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
5% STOCKHOLDERS
Common Stock	Paul C. Kirkitelos President, Secretary and Treasurer 111 N. Sepulveda Blvd, Suite 250 Manhattan Beach, CA 90266	46,800,000 (direct)	43.7%
Common Stock	J. Warren Hanson(2) P.O. Box 1348 Artesia, NM 88210	6,930,000 (direct)	6.5%
Common Stock	Everett Willard Gray, II(3) 2002 Bedford Midland, Texas 79701	9,700,000 (direct)	9.1%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 31, 2008. As of July 31, 2008, there were 107,087,500 shares of our common stock issued and outstanding.

(2)	J. Warren Hanson holds all of the shares as joint tenant with his wife, Kathie Hanson.

(3)	Everett Willard Gray II holds the shares indirectly through WS Oil & Gas Limited, a company controlled by Mr. Gray.

DIRECTORS AND EXECUTIVE OFFICERS

Our sole executive officer and director and his age and titles is as follows:

Name	Age	Position
Paul C. Kirkitelos	39	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our sole officer and director:

Paul C. Kirkitelos has been our Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer since November 21, 2007 and a member of our Board of Directors since December 24, 2007. Dr. Kirkitelos has 12 years of management consulting, R&D, finance, and operations experience. Dr. Kirkitelos was most recently Chief Operating Officer of Nutragenetics, a nutritional science and product company. Prior to Nutragenetics, he co-founded Rabbitt Capital Management, a hedge fund based on quantitative stock market models. Dr. Kirkitelos also co-founded Web Event Broadcasting, an Internet video company, where he served as CFO. Previously, with the strategic consulting firm McKinsey & Company, Dr. Kirkitelos served high tech and industrial clients on strategy, corporate finance, and operations studies. Prior to McKinsey, Dr.

Kirkitelos was the Director of Applications Development at Chromavision Medical Systems, where he managed applications development, supported clinical trials, and managed the FDA approval for the company's cellular evaluation instrument. This regulatory approval was the foundation for the company's successful initial public offering (IPO) on Nasdaq. Dr. Kirkitelos holds M.S. and Ph.D. degrees in Engineering Physics from University of Virginia, where he worked as a Research Fellow with the NASA Goddard Space Flight Center studying the nonlinear dynamics of astrophysical plasma waves. He earned B.S. degrees in both Electrical Engineering and Physics with Highest Distinction from Worcester Polytechnic Institute.

Term of Office

Members of our board of directors are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the Nevada Revised Statutes (the “NRS”). Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

In connection with our acquisition of the Eddy County Properties, we hired consultants to conduct due diligence and other work on the Eddy County Properties.

EXECUTIVE COMPENSATION

Summary Compensation Table

We did not pay any compensation to Jonathan Moore, our former President, former Treasurer and former member of our board of directors, or to Naomi Moore, our former Secretary and former member of our board of directors, during the fiscal year ended July 31, 2007. However, for accounting purposes, we recorded in our financial statements the fair value of management provided to us at no cost as contributed management services.

Subsequent to our fiscal year ended July 31, 2007, Dr. Kirkitelos was appointed as our sole executive officer and director. Dr. Kirkitelos is paid a management fee of $15,000 per month.

Outstanding Equity Awards At Fiscal Year-End

As at July 31, 2007, we did not have any outstanding equity awards.

Employment Contracts

We have no employment contracts, termination of employment or change-in-control arrangements with our executive officers and directors. We have entered into a verbal agreement with Dr. Kirkitelos, our sole executive officer, pursuant to which we pay to him a management fee of $15,000 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following persons has, during the last two fiscal years, had any material interest, director or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(a)	any director or officer;

(b)	any proposed nominee for election as a director;

(c)	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company's Common Stock;

(d)	any promoters; or

(e)	any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary.

On January 26, 2006, we issued 1,300,000 pre split shares (32,500,000 post split shares) of common stock to Jonathan Moore, our former President, former Treasurer and former director, at a price of $0.01 per share. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and are restricted shares as defined in the Securities Act. As at July 31, 2007, we owed Mr. Moore $4,541 (2006 - $3,567) for expenses paid on our behalf. The loan from Mr. Moore was without interest and payable on demand.

On January 26, 2006, we issued 1,300,000 pre split shares (32,500,000 post split shares) of common stock to Naomi, our former Secretary and former director, at a price of $0.01 per share. The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

On November 23, 2007, pursuant to the terms of a Share Transfer Agreement (the “Share Transfer Agreement”) among Paul C. Kirkitelos, our sole executive officer, Jonathan Moore, a member of our board of directors, and Naomi Moore, also a member of our board of directors, Dr. Kirkitelos purchased 1,170,000 pre split shares (29,250,000 post split shares) of our common stock from each of Mr. Moore and Mrs. Moore, being 2,340,000 pre split shares (58,500,000 post split shares) of our common stock in aggregate (the “Shares”). In consideration of the Shares, Dr. Kirkitelos paid $124,990 to each of Mr. Moore and Mrs. Moore, equal to $249,980 in the aggregate.

Acquisition of Eddy County Properties

On July 29, 2008, we completed our acquisition of the Eddy County Properties pursuant to the terms and conditions of the Hanson Energy Agreement. As consideration for the Eddy County Properties, we paid and issued to J. Warren Hanson, doing business as Hanson Energy, a beneficial holder of more than 5% of our issued and outstanding shares, and his wife Kathie Hanson the following consideration:

(a)	Upon execution of the Hanson Energy Agreement, a deposit (the “Deposit”) of $100,000 in cash plus and 500,000 shares of our common stock;

(b)	Upon execution of the Amendment Agreement to the Hanson Energy Agreement dated July 17, 2008, an amount of $150,000 in cash, paid as an increase to the Deposit amount; and

(c)

Upon closing, $4,750,000 in cash and 6,500,000 shares of our common stock, and to assign to Hanson Energy an overriding royalty interest of 2.5% of 8/8 on the oil and gas produced from the Eddy County Properties. The cash portion of the Purchase Price is subject to adjustment in accordance with the Hanson Energy Agreement.

DIRECTOR INDEPENDENCE

Our common stock is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. Under NASDAQ Marketplace Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Paul C. Kirkitelos acts as our sole executive officer and sole director. As such, our sole director, Dr. Kirkitelos, cannot be classified as an independent director under this definition.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

MARKET PRICE OF AND DIVIDENDS OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock became eligible for quotation on the OTC Bulletin Board under the symbol “LNGG” on April 20, 2007. As a result of our name change to “Doral Energy Corp.”, our OTC Bulletin Board symbol was changed to “DENG.” The high and the low bid prices for our shares since April 20, 2007 as reported by the OTC Bulletin Board were:

Quarter Ended	High	Low
April 30, 2007	$0.00	$0.00
July 31, 2007	$0.00	$0.00
October 31, 2007	$0.00	$0.00
January 31, 2008	$0.40	$0.00
April 30, 2008	$1.50	$0.00
July 31, 2008	$0.00	$0.00

Quotations provided by the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Holders

As of July 31, 2008, there were 107,087,500 shares of our common stock issued and outstanding that are held of record by forty (40) registered stockholders. We believe that a number of stockholders may hold their shares of our common stock in brokerage accounts and registered in the name of stock depositories.

Dividends

We have not declared any dividends on our common stock since our inception. There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Our governing statute, Chapter 78 of the Nevada Revised Statutes (the “NRS”), does provide limitations on our ability to declare dividends. Section 78.288 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution (except as otherwise specifically allowed by our Articles of Incorporation).

RECENT SALES OF UNREGISTERED SECURITIES

In order to complete the acquisition of the Eddy County Properties, we issued the following shares to Hanson Energy:

(a)	500,000 shares of our common stock on execution of the Hanson Energy Agreement; and

(b)	6,500,000 shares of our common stock upon completion of our acquisition of the Eddy County Properties.

These shares were issued in reliance on Rule 506 of Regulation D of the Securities Act.

DESCRIPTION OF REGISTRANT’S SECURITIES

General

Our authorized capital stock consists of 2,500,000,000 shares of common stock, with a par value of $0.001 per share.

Common Stock

The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the NRS and our Bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action. Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote. Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

Nevada Anti-Takeover Laws

NRS Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not contain any provisions with respect to acquisitions of controlling interests.

The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

We currently do not do business in the State of Nevada and we have no plans to conduct business in the State of Nevada in the foreseeable future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified by our bylaws to the fullest extent not prohibited by Nevada law, provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers. Our bylaws provide that we are not required to indemnify a director or officer in connection with a proceeding initiated by such person unless (1) required by law, (2) the proceeding was authorized by our board of directors, (3) the indemnification is provided pursuant to the powers vested in us by Nevada law, or (4) such indemnification is required to be given pursuant to the bylaws. Our bylaws further provide that we may advance funds to an indemnified officer or director to assist with his or her defence, except where a determination is made by a quorum of disinterested directors or independent legal counsel that the indemnified person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests

Section 78.7502 of the NRS allows for the indemnification of all officers, directors, employees, stockholders, or agents of a corporation for all actions that they take on behalf of the corporation that they had reasonable cause to believe was legal. This indemnification can include any civil, criminal and administrative action. Indemnification of a director or officer whose acts or omissions involved intentional misconduct, fraud or a knowing violation of law is prohibited.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 22, 2008, Morgan & Company, Chartered Accountants, resigned as our independent public accountants.

Morgan & Company stated that they were resigning as our independent auditors due to the relocation of our offices and management from Canada to the United States. Because of this relocation, Morgan & Company felt that it was not appropriate for them to continue as our auditors. Following the resignation of Morgan & Company, we appointed Malone & Bailey PC, Certified Public Accountants and Business Consultants, of 601 W. Riverside Avenue, Suite 1940, Spokane, WA 99201 as our new independent registered public accounting firm on January 26, 2008.

Morgan & Company’s reports on our financial statements for the period from inception (October 25, 2005) to July 31, 2006 and for the fiscal year ended July 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles.

During the period from inception (October 25, 2005) to July 31, 2007 and the subsequent interim period up to and including the date of Morgan & Company’s resignation, there were no disagreements between the Company and Morgan & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Morgan & Company, would have caused them to make reference to the subject matter of the disagreement in connection with Morgan & Company’s report for the financial statements for the past year and any subsequent interim period up to and including to the date of Morgan & Company’s resignation.

ITEM 2.03            CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 29, 2008, we entered into a Senior First Lien Secured Credit Agreement (the “Credit Agreement”) with Macquarie Bank Limited (“Macquarie”). Under the terms of the Credit Agreement, Macquarie has agreed to provide us with: (i) a maximum of $25,000,000 under a revolving loan (the “Revolving Loan”); and (ii) a maximum of $25,000,000 under a term loan (the “Term Loan”). Upon closing of the Credit Agreement, Macquarie advanced us $2,500,000 of the Revolving Loan and $2,800,000 of the Term Loan. These advances are subject to an upfront advance fee of 1.00% of the total amount advanced. The advances were used to fund our acquisition of the Eddy County Properties and for working capital purposes. Future advances are subject to the approval of Macquarie and we are required to submit an estimate of expenses for work to be performed on our properties.

Interest: Amounts advanced to us under the Revolving Loan will bear interest at a rate equal to (i) the Prime Rate (as defined in the Credit Agreement) plus 1.25% per annum; or (ii) the LIBOR (as defined in the Credit Agreement) plus 3.00% per annum. Amounts advanced to us under the Term Loan will bear interest at a rate equal to (i) the Prime Rate plus 4.75%; or (ii) the LIBOR plus 6.50% per annum. We have the option to elect the Prime Rate or the LIBOR for each advancement under the Revolving Loan and the Term Loan. However, we are only allowed to have six LIBOR advances outstanding at one time. Interest on the Revolving Loan and the Term Loan is payable by us monthly in arrears on the twentieth day of each month, commencing on September 20, 2008.

Maturity: The loans mature on July 30, 2011, provided that, if we do not provide a development plan to Macquarie within 120 days of closing, then the loans will mature on July 30, 2009.

Security: Our obligations under the Credit Agreement are secured by a first priority mortgage and security interest over all of our assets and undertaking, including the Eddy County Properties.

Assignment of Net Profits Overriding Royalty Interest: We also entered into a net profits overriding royalty interest conveyance with Macquarie, pursuant to which we agreed to assign a net profits overriding royalty interest equal to 35% of our working interest in the Eddy County Properties (the “NPORRI”). However, once Macquarie earns $5,000,000 in cash proceeds from the NPORRI, the NPORRI will automatically decrease to 20%.

Conversion Agreement: In connection with the assignment of the NPORRI, we have entered into a Conversion Agreement dated July 29, 2009 with Macquarie Investments, LLC (“MAC”). Under the terms of the Conversion Agreement, either MAC or Doral will have the right to convert the NPORRI into common shares of our common stock. The number of shares to be converted is determined by dividing the value of the NPORRI by the volume weighted average of the stock price for the sixty trading days preceding the conversion date. However, there are three pre-conditions prior to either party exercising the conversion right: (i) Doral is listed on the American Stock Exchange or such other exchange as approved by MAC (the “Approved Exchange”); (ii) no more than sixty-five percent of the issued and outstanding shares of our common stock is held by officers, directors and beneficial owners holding more than ten percent of our common stock; and (iii) the average trading volume of our common stock traded on the Approved Exchange over the sixty trading days prior to the conversion date is equal to or greater than fifty percent of the common stock that are eligible to be traded on the Approved Exchange.

Events of Default: The Credit Agreement also contains events of default which are customary for such financings. The events of default include, but are not limited to, default of payment; failure to comply with any term, condition or covenant of the Credit Agreement; bankruptcy or insolvency related defaults; judgment pertaining to receivership or liquidation; federal tax lien or judgment against us of more than $100,000; our failure to comply with any government regulations on our properties; the operator is removed or withdraws and no replacement is acceptable to Macquarie; a change in control occurs; or a material adverse event occurs.

Remedies of Default: Upon an event of default, Macquarie has the right under the Credit Agreement to: (i) accelerate payment on all outstanding promissory notes and loans due; (ii) sell any collateral; and (iii) carry out our rights under our operating agreements with respect to our Eddy County Properties.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.06            CHANGE IN SHELL COMPANY STATUS.

As a result of our acquisition of the Eddy County Properties, we have completed a transaction that has the effect of causing us to cease being a shell company. The details of our acquisition of the Eddy County Properties are described under the Item 2.01 of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Statements of Combined Revenues and Direct Operating Expenses of the Eddy County Properties

	•	Independent Auditors’ Report

	•	Audited statements of combined revenues and direct operating expenses for the fiscal years ended February 29, 2008 and February 28, 2007

	•	Notes to audited statements of combined revenues and direct operating expenses

	•	Supplemental Oil and Gas Information

	•	Unaudited statements of combined revenues and direct operating expenses for the three months ended May 31, 2008 and 2007

	•	Notes to unaudited statements of combined revenues and direct operating expenses

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Financial Statements of Doral Energy Corp. and the Eddy County Properties

	•	Unaudited Pro Forma Condensed Statement of Operations for the year Ended July 31, 2007

	•	Unaudited Pro Forma Condensed Statement of Operations for the nine months ended April 30, 2008

	•	Unaudited Pro Forma Condensed Balance Sheet as of April 30, 2008

	•	Notes to Unaudited Pro Forma Condensed Financial Statements

(d)	Exhibits

Exhibit
Number	Description of Exhibit

10.1	Purchase and Sale Agreement dated April 25, 2008 between J. Warren Hanson, doing business as Hanson Energy, his wife Kathie Hanson, and Doral Energy Corp. (formerly Language Enterprises Corp.)(1)

10.2

Amendment Agreement to the Purchase and Sale Agreement dated July 17, 2008 between J. Warren Hanson, doing business as Hanson Energy, his wife Kathie Hanson, and Doral Energy Corp. (formerly Language Enterprises Corp.)(2)

10.3	Credit Agreement dated July 29, 2008 between Doral Energy Corp. and Macquarie Bank Limited

10.4	Security Agreement dated July 29, 2008 between Doral Energy Corp. and Macquarie Bank Limited

10.5	Subordination Agreement dated July 29, 2008 between Doral Energy Corp., Green Shoe Investments Ltd. and Macquarie Bank Limited

10.6	Subordination Agreement dated July 29, 2008 between Doral Energy Corp., Little Bay Consulting SA and Macquarie Bank Limited

10.7	Net Profits Overriding Royalty Interest Conveyance dated July 29, 2008 between Doral Energy Corp. and Macquarie Investments, LLC

10.8	Conversion Agreement dated July 29, 2008 between Doral Energy Corp. and Macquarie Investments, LLC

99.1	Audited Financial Statements of the Permian Basin Properties for the years ended February 29, 2008 and February 28, 2007

99.2	Interim Financial Statements of the Permian Basin Properties for the nine months ended May 31, 2008 and 2007

99.3	Unaudited Pro Forma Condensed Financial Statements of Doral Energy Corp. and the Permian Basin Properties

99.4	Press Release dated August 4, 2008

Notes:
(1)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 1, 2008.
(2)	Previously filed as an exhibit to our Current Report on Form 8-K filed with the SEC on July 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: August 4, 2008

	BY:	/s/ Paul C. Kirkitelos
PAUL C. KIRKITELOS
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer